UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)         May 24,2005
                                                       -------------------------

                              Avatar Holdings Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-7616                   23-1739078
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


201 Alhambra Circle, Coral Gables, Florida                        33134
--------------------------------------------------------------------------------
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code         (305) 442-7000
                                                    ----------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ] Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

      [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2005, at the Annual Meeting of Stockholders of Avatar Holdings Inc. ("Avatar"), the stockholders approved the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) (the "Incentive Plan") and the 2005 Executive Incentive Compensation Plan (the "2005 Executive Plan").

AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN (2005 RESTATEMENT)

Avatar's stockholders previously approved Avatar's Amended and Restated 1997 Incentive and Capital Accumulation Plan and an amendment thereto. On May 24, 2005, Avatar's stockholders approved the 2005 Restatement of the Incentive Plan. The principal amendments reflected in the 2005 Restatement of the Incentive Plan are as follows:

      o increase the aggregate number of shares of Common Stock that may be subject to Benefits (as defined below) granted from 900,000 shares to 1,300,000 shares;

      o increase the aggregate number of shares that could be granted to any individual over the term of the Incentive Plan from 500,000 to 750,000 shares;

      o     permit non-employee directors of Avatar to be granted Benefits;

      o modify the list of performance-based criteria that may be used in order to satisfy the "performance-based compensation" exception in
            Section 162(m) of the Internal Revenue Code of 1986; and

      o     extend the term of the Incentive Plan until April 15, 2015.

Summary

The following summary describes the material terms and conditions of the Incentive Plan. A copy of the Incentive Plan is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Purpose

The Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as directors, officers and employees of Avatar and its subsidiaries, by providing them with opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

Shares Available

The Incentive Plan makes available for Benefits an aggregate of 1,300,000 shares of Avatar Common Stock, subject to certain adjustments. During the term of the Incentive Plan, the maximum number of shares of Avatar Common Stock with respect to which Benefits may be granted (or measured) to any individual participant may not exceed 750,000. Any shares of Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised and any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash, any shares delivered to Avatar as part or full payment for the exercise of a stock option or stock appreciation right, or any shares withheld to satisfy tax withholding shall again be available for Benefits under the Incentive Plan.

Administration

The Incentive Plan provides for administration by a committee or committees of the Board of Directors or a subcommittee of a committee of the Board (the "Committee"), which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) "outside directors" within the meaning of Treasury Regulation ss. 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Incentive Plan, to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select the directors, officers and employees of Avatar and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits, to grant extensions and accelerations of Benefits, and to determine the extent to which any Benefit under the Incentive Plan is required to comply, or not comply, with Section 409A of the Code. Benefits granted to non-employee directors of Avatar will be made by the Nominating and Corporate Governance Committee of the Board (or such other committee as may be determined by the Board).

Eligibility for Participation

Directors, officers and employees of Avatar or any of its subsidiaries are eligible to participate in the Incentive Plan. The selection of participants from eligible directors, officers and employees is within the discretion of the Committee.

Types of Benefits

The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards;
(4) performance awards; and (5) stock units (collectively, "Benefits"). Benefits may be granted singly or in combination as determined by the Committee.

Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

Under the Incentive Plan, the Committee may grant awards in the form of options to purchase shares of Avatar Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise (but in no event later than ten years after the date of grant) and vesting, and the exercise price per share of stock subject to the option; however, the exercise price shall not be less than 100% of the "Fair Market Value" of the Avatar Common Stock on the date the stock option is granted. For purposes of the Incentive Plan, "Fair Market Value" means the closing price of Avatar's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system, and if the

Common Stock is not readily tradeable, Fair Market Value means the amount determined in good faith by the Committee as the fair market value of the Common Stock.

The Incentive Plan authorizes the Committee to grant stock appreciation rights ("SARs"). An SAR is a right to receive a payment, in cash, Avatar Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of Avatar Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Avatar Common Stock on the date the right is granted, all as determined by the Committee. Each SAR shall be subject to such terms and conditions as that Committee shall impose from time to time.

The Committee may, in its discretion, grant stock awards or stock units to participants. Such grants may be subject to such terms and conditions as the Committee determines appropriate. The Committee, in its discretion, may grant performance awards which may take the form of shares of Avatar Common Stock or stock units, or any combination thereof, and which may constitute Performance-Based Awards. Such performance awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance targets. The length of the performance period, the performance targets to be achieved and the measure of whether and to what degree such targets have been achieved will be determined by the Committee.

Performance-Based Awards

Certain Benefits granted under the Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more geographic or business segments, or one or more business units of Avatar or Avatar as a whole. The business criteria shall be as follows, individually or in combination: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models or reductions in costs. In addition, Performance-Based Awards may include comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management's discussion and analysis.

Other Terms of Benefits

The Incentive Plan provides that Benefits shall not be transferable other than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts for the benefit of such person or family partnerships.

Upon the grant of any Benefit under the Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted under the Incentive Plan after April 15, 2015. The Committee reserves the right to amend, suspend or terminate the Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits. No amendment of the plan may be made without approval of the stockholders of Avatar if the amendment will: (i) increase the aggregate number of shares of Common Stock which may be issued under the plan; (ii) increase the maximum number of shares with respect to Benefits that may be granted to any individual under the plan;
(iii) change the types of business criteria on which Performance-Based Awards are to be based under the plan; or (iv) modify the requirements as to eligibility for participation in the plan.

The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock spilt, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution or any extraordinary dividend or distribution of cash or other assets (other than normal cash dividends) to stockholders of Avatar. The Incentive Plan contains provisions for the acceleration of exercisability or vesting of Benefits in the event of a change in control of Avatar, including the cash settlement of such Benefits.

THE 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

The following summary describes the material terms and conditions of the 2005 Executive Plan. A copy of 2005 Executive Plan is attached at Exhibit 10.2 hereto and incorporated by reference herein.

Purpose

The 2005 Executive Plan is intended to provide incentives which will attract, retain and motivate certain executive employees of Avatar and its subsidiaries, by providing them with opportunities in the form of periodic cash bonus awards ("Awards"), thereby motivating such executives to attain performance goals.

Administration

The 2005 Executive Plan provides for administration by a committee of the Board of Directors (the "Committee"), which shall be comprised solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation ss.1.162-27(e) (3) under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the plan and to make such determinations and interpretations and to take such action in connection with the plan and any awards granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select the executives to be granted Awards, to determine the size and terms and conditions of the Awards (subject to limitations imposed by the plan), to modify certain terms and conditions of any Award which has been granted, to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives, and to certify that such performance objectives were attained.

Eligibility for Participation

Executives of Avatar or any of its subsidiaries or affiliates are eligible to participate in the 2005 Executive Plan. The selection of participants from eligible executives is within the discretion of the Committee.

Awards

The terms and conditions of any Award shall be determined by the Committee in its sole discretion. As determined by the Committee in its sole discretion, either the granting or vesting of such Awards will be based upon one or more of the following criteria: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, appreciation in and/or maintenance of the price of the Avatar Common Stock or any other publicly-traded securities of Avatar, market share, net profits, gross profits, cash flow, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models and comparisons with various stock market indices, reductions in costs, containment of costs, or any combination of the foregoing. The foregoing criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions, units, projects, developments or real estate communities, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Furthermore, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management's discussion and analysis.

With respect to Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual participants to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and while the outcome for that performance period is substantially uncertain. The maximum amount which may be paid to any individual participant under the 2005 Executive Plan may not exceed $8 million. No Award shall be payable to, or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Other Terms of Awards

The 2005 Executive Plan provides that Awards shall not be assigned, transferred, hypothecated or encumbered except as may be required by law or approved by the Committee. The Committee shall determine the treatment to be afforded to a participant, in the event of termination of employment for any reason including death, disability or retirement.

Upon the grant of any Award under the 2005 Executive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Award as are not inconsistent with the plan. No Award shall be granted under the plan after December 31, 2009. The Committee reserves the right to amend, suspend or terminate the plan at any time, subject to the rights of participants with respect to any outstanding Awards. No amendment of the plan may be made without approval of the stockholders of Avatar if the amendment will: (i) increase the maximum amount which can be paid to any participant under the plan, (ii) change the types of criteria on which Awards are to be based, or (iii) modify the requirements as to eligibility for participation in the plan.

EMPLOYMENT AND OTHER AGREEMENTS

On April 15, 2005, Avatar conditionally entered into amended and restated employment agreements and amended and restated earnings participation award agreements with three of our executives -- Messrs. Kelfer, Fels and Levy. On the same day, Avatar also conditionally entered into change in control award agreements, 2008-2010 earnings participation award agreements and restricted stock unit award agreements with each of them. These agreements were conditioned upon stockholder approval of the 2005 Restatement of the Incentive Plan and the 2005 Executive Plan on or prior to June 30, 2005. In addition, these agreements will not become effective unless the executive is employed by us on the earlier of (i) the date of the effectiveness of a registration statement to be filed by the Company with the U.S. Securities and Exchange Commission on Form S-8 related to certain stock-based compensation awarded pursuant to the compensation agreements and (ii) June 30, 2005.

The following description of employment and other agreements for Messrs. Kelfer, Fels and Levy assumes the agreements will become effective on or prior to June 30, 2005. Copies of the agreements are attached as Exhibits 10.3-10.26 and incorporated herein by reference.

AGREEMENTS WITH GERALD KELFER

Amended and Restated Employment Agreement

As of March 27, 2003, Avatar entered into an amended and restated employment agreement with Mr. Kelfer, President, Chief Executive Officer, Chairman of the Executive Committee and Vice Chairman of the Board, which was conditionally amended and restated as of April 15, 2005. As amended, the employment agreement expires on June 30, 2011. Pursuant to the agreement, Mr. Kelfer continues to receive an annual base salary of $500,000 and an annual bonus of $500,000.

If Mr. Kelfer resigns for good reason or is terminated without cause, he is entitled to receive his base annual salary and annual bonus through the earlier of June 30, 2011 and the second anniversary of the date of termination, subject to certain mitigation provisions. If Mr. Kelfer's employment terminates on June 30, 2011 or he is terminated prior thereto without cause or resigns for good reason, he will be entitled to annual payments of $250,000 for four years. If his employment is terminated due to his death or disability or he terminates his employment as a result of a change in control (as defined in the employment agreement), Mr. Kelfer or his estate shall be entitled to receive an annual payment for four years equal to the amount derived by multiplying $250,000 by a fraction, the numerator of which is the number of completed whole months of employment from November 30, 2000 and the denominator of which is 97 (the number of whole months until December 31, 2008, the expiration date of the agreement prior to the conditional April 15, 2005 amendment and restatement). In addition, if Mr. Kelfer terminates his employment as a result of a change in control, he is entitled to receive his base salary and annual bonus through the earlier of June 30, 2011 and the first anniversary of the date of termination. If Mr. Kelfer resigns without good reason or is terminated for cause, he is entitled to receive his base salary and prorated bonus through the date of termination.

Cash Bonus Award Agreement

On October 20, 2000, Avatar entered into a cash bonus award agreement with Mr. Kelfer pursuant to which Mr. Kelfer was granted an award relating to parcels 1, 8, 9 of Avatar's Harbor Islands community development project (the "Harbor Islands Project"). The award entitles Mr. Kelfer to receive quarterly cash bonus payments equal to 8% of the cash flow of the Harbor Islands Project. In determining "cash flow," there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive cumulative cash flow equal to $17 million (the approximate value of the land that Avatar has contributed to the project), plus a 10% return thereon compounded monthly (the "Minimum Return"). Mr. Kelfer has been paid or accrued $1,087,349 and $1,412,651 for 2004 and 2003, respectively, under the award and is no longer entitled to receive any future payments under the award.

The award also provides for repayment to Avatar by Mr. Kelfer at the end of the project, on an after-tax basis, of any excess payment, plus interest, should the Compensation Committee determine that the aggregate amount of bonus payments exceeds the aggregate amount that would have been paid if the bonus payment had been made at the end of the project.

Amended and Restated Earnings Participation Award Agreement

As of March 27, 2003, Avatar entered into an earnings participation award agreement with Mr. Kelfer, pursuant to which he was granted a cash award and a stock award relating to the achievement of performance goals. This agreement was conditionally amended and restated as of April 15, 2005. As amended, the cash award entitles Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two and one-half percent of Avatar's gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the Amended and Restated Earnings Participation Award Agreement and the Change in Control Award Agreement (see below), gross profit generally means Avatar's net income, plus taxes and minus certain excluded amounts. Under the provisions of the Executive Incentive Compensation Plan, total awards are limited to a maximum of $5,000,000 per individual. Therefore, Mr. Kelfer may receive a maximum aggregate amount of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the amended and restated earnings participation award agreement. Mr. Kelfer has been paid or accrued $476,000 pursuant to the cash award for 2004. No cash award was paid or accrued for 2003.

The stock award entitles Mr. Kelfer to receive a number of shares of Avatar Common Stock having a fair market value (as defined) equal to two and one-half percent of the excess of actual gross profit (as defined) from January 1, 2003 through December 31, 2007 over the established target gross profit of approximately $187,000,000. Under the provisions of the Incentive Plan, as amended by the 2005 Restatement, the aggregate number of shares that may be granted to any one individual would be 750,000.

If Mr. Kelfer's employment is terminated for cause or upon resignation for other than good reason, rights to future cash payments or Common Stock issuances accruing after the date of termination are forfeited. If Mr. Kelfer's employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future cash payments and Common Stock issuances. If his termination is due to his death or disability, he or his estate would receive a prorated cash payment for the fiscal year in which his employment was terminated and prorated Common Stock issuances based upon the number of months actually employed during the performance period. Upon the occurrence of a change in control (as defined), Mr. Kelfer would receive a prorated cash payment for the fiscal year in which the change in control occurs and future cash awards and stock awards would be cancelled. Under the Change in Control Award Agreement conditionally entered into on April 15, 2005, Mr. Kelfer would be entitled to a cash payment equal to two and one-half percent of the excess of actual gross profit from April 1, 2005 through the change in control date over the established target gross profit of approximately $141,995,000. The payment pursuant to the change in control award may not exceed $3,750,000.

2008-2010 Earnings Participation Award Agreement

As of April 15, 2005, Avatar conditionally entered into an earnings participation award agreement with Mr. Kelfer, pursuant to which he was granted an annual and cumulative cash award relating to the achievement of performance goals during the 2008-2010 fiscal years. The annual cash award entitles Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two and one-quarter percent of Avatar's gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the 2008-2010 Earnings Participation Award Agreement, gross profit generally means Avatar's net income, plus taxes and incentive compensation paid to Messrs. Kelfer, Fels and Levy under their respective 2008-2010 Earnings Participation Award Agreements with Avatar and minus certain excluded amounts. The payments pursuant to the annual cash award may not exceed $1,800,000 for each of the first two fiscal years of the performance period and up to $2,200,000 for the third fiscal year of the performance period. However, the aggregate payments pursuant to the annual cash award for the three years may not exceed $5,400,000.

The cumulative cash award entitles Mr. Kelfer to receive a cash payment equal to one and one-half percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000. The payment pursuant to the cumulative cash award may not exceed $1,200,000.

If Mr. Kelfer's employment is terminated for cause or upon resignation for other than good reason, rights to future cash payments accruing after the date of termination are forfeited. If Mr. Kelfer's employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future cash payments. If his termination is due to his death or disability, he or his estate would receive a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award, in each case based upon the number of months actually employed during the performance period. Upon the occurrence of a change in control (as defined), Mr. Kelfer would receive a prorated annual cash award for the fiscal year in which the change in control occurs and a cash payment not to exceed $1,200,000 equal to one and one-half percent of the excess of actual gross profit (as defined) from January 1, 2008 through the change in control date over the established target gross profit of $390,000,000. Future cash awards would be cancelled.

Restricted Stock Unit Agreements

On April 15, 2005, Mr. Kelfer was conditionally awarded the opportunity to receive an aggregate of 90,000 restricted stock units.

Each of the restricted stock awards to Mr. Kelfer is conditioned upon (i) the closing price of Avatar Common Stock being at least equal to a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied.

If Mr. Kelfer's employment is terminated due to his disability or death after a hurdle price condition is met, Mr. Kelfer will receive the greater of a pro rata portion based on the number of whole months which have elapsed from January of the year in which Mr. Kelfer received the award to the date of Mr. Kelfer's disability or death or one-half of the units. If Mr. Kelfer's employment is terminated other than for cause or upon resignation for good reason, all units that satisfy the hurdle price condition shall vest on the date of such termination or resignation, and such units that satisfy the hurdle price condition on or prior to June 30, 2011 shall vest on the date such condition is satisfied. If Mr. Kelfer resigns without good reason or is terminated for cause, all of the units will be forfeited. Otherwise, units that have satisfied the hurdle price condition immediately vest in full upon the vesting date or upon a change in control, in each case so long as Mr. Kelfer is employed by Avatar as of such date.

The table below sets forth the award date, number of units awarded, hurdle price per share and vesting date for units awarded to Mr. Kelfer on April 15, 2005.

Award Date           # RSUs              Hurdle Price          Vesting Date(1)
----------           ------              ------------          ---------------
4/15/2005            30,000            $         65.00           6/30/2011
4/15/2005            30,000            $         72.50           6/30/2011
4/15/2005            30,000            $         80.00           6/30/2011

(1) Subject to earlier vesting as described above.

AGREEMENTS WITH JONATHAN FELS AND MICHAEL LEVY

Amended and Restated Employment Agreement

As of January 1, 2003, Avatar entered into amended and restated employment agreements with Jonathan Fels, as President of Avatar Properties Inc. ("Properties"), and Michael Levy, as Executive Vice President and Chief Operating Officer of Properties, which were conditionally amended and restated as of April 15, 2005. Pursuant to their respective employment agreements, as amended, the terms of employment for each of Mr. Fels and Mr. Levy have been extended to December 31, 2010. Each of Mr. Fels and Mr. Levy receives an annual base salary of $500,000, subject to review and increase by the Board, and effective as of January 1, 2005, a calendar year annual cash bonus of $400,000 (in 2003 and 2004 the bonus had been $250,000). If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to disability, death or resignation without good reason or terminated by Avatar for cause, then he or his estate (in the event of his death) will receive his accrued but unpaid base salary through the date of termination. In the event of termination due to death or disability, Mr. Fels or Mr. Levy, or his respective estate, will also receive his annual bonus prorated to the date of termination. If Mr. Fels or Mr. Levy resigns for good reason or is terminated without cause, he is entitled to receive his base salary and annual bonus through the earlier of December 31, 2010 and the second anniversary of the date of termination, subject to certain mitigation provisions.

In the event of a change in control of Avatar prior to December 31, 2010, the term of employment for each of Messrs. Fels and Levy shall be reduced or extended, as applicable, depending on the date of the change in control, to expire upon the earlier of June 30, 2011 and the first anniversary of the change in control. For the period following a change in control, Messrs. Fels and Levy shall cease to receive their base salary and annual bonus and Avatar shall deposit $1,800,000 (the "Retention Amount") with respect to each of Messrs. Fels and Levy (subject to pro rata adjustment in the event of a change in control after June 30, 2010) into a custodial account to be disbursed to the executive upon expiration of the employment term if the executive is continuously employed by Avatar (or its successor) or any of its subsidiaries through such date. If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to death or disability, Mr. Fels or Mr. Levy, or his respective estate, will receive a prorated portion of the Retention Amount based on the number of days between the change in control and the date of termination. If Mr. Fels or Mr. Levy resigns for good reason or is terminated without cause, he is entitled to receive the full Retention Amount. If Mr. Fels or Mr. Levy resigns without good reason or is terminated for cause, the right to receive the Retention Amount will be forfeited and the Retention Amount will be donated to one or more charitable not-for-profit organizations designated by the board of Avatar.

Amended and Restated Earnings Participation Award Agreements

On March 6, 2003, Avatar entered into earnings participation award agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted a cash award and a stock award relating to the achievement of performance goals under Avatar's business plan. These agreements were conditionally amended and restated as of April 15, 2005. As amended, the cash awards entitle each of Mr. Fels and Mr. Levy to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two percent of Avatar's gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the Amended and Restated Earnings Participation Award Agreements and the Change in Control Award Agreements (see below), gross profit generally means Avatar's net income, plus taxes and minus certain excluded amounts. Under the provisions of the Executive Incentive Compensation Plan, total cash awards are limited to a maximum of $5,000,000 per individual. Therefore, each of Mr. Fels and Mr. Levy may receive a maximum of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the earnings participation award agreement. Each of Messrs. Fels and Levy have been paid or accrued $381,000 pursuant to the cash award for 2004. No cash awards were paid or accrued for 2003.

The stock awards entitle each of Mr. Fels and Mr. Levy to receive a number of shares of Avatar Common Stock having a fair market value (as defined) equal to two percent of the excess of actual gross profit (as defined) from January 1, 2003 through December 31, 2007 over the established target gross profit of approximately $187,000,000.

If either Mr. Fels' or Mr. Levy's employment is terminated for cause or upon resignation for other than good reason, rights to future cash payments or Common Stock issuances accruing after the date of termination are forfeited. If either Mr. Fels' or Mr. Levy's employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future cash payments and Common Stock issuances. If either Mr. Fels' or Mr. Levy's termination is due to his permanent disability or death, he or his estate would receive a prorated cash payment for the fiscal year in which his employment was terminated and prorated Common Stock issuances based upon the number of months actually employed during the performance period. Upon the occurrence of a change in control (as defined), Mr. Fels and Mr. Levy would receive prorated cash payments for the fiscal year in which the change in control occurs and future cash awards and stock awards would be cancelled. Under the Change in Control Award Agreement entered into on April 15, 2005, each of Messrs. Fels and Levy would be entitled to a cash payment equal to two percent of the excess of actual gross profit from April 1, 2005 through the change in control date over the established target gross profit of approximately $141,995,000. The payment pursuant to the change in control award may not exceed $3,000,000.

2008-2010 Earnings Participation Award Agreement

As of April 15, 2005, Avatar conditionally entered into an earnings participation award agreement with each of Messrs. Fels and Levy, pursuant to which each was granted an annual and cumulative cash award relating to the achievement of performance goals. The annual cash award entitles the executive to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two percent of Avatar's gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the 2008-2010 Earnings Participation Award Agreements, gross profit generally means Avatar's net income, plus taxes and incentive compensation paid to Messrs. Kelfer, Fels and Levy pursuant to their respective 2008-2010 Earnings Participation Award Agreements with Avatar and minus certain excluded amounts. The payments pursuant to the annual cash award may not exceed $1,600,000 for each of the first two fiscal years of the performance period and up to $2,000,000 for the third fiscal year of the performance period. However, the aggregate payments pursuant to the annual cash award may not exceed $4,800,000.

The cumulative cash award entitles each of Messrs. Fels and Levy to receive a cash payment equal to one and one-quarter percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000. The payment pursuant to the cumulative cash award may not exceed $900,000.

If either Mr. Fels' or Mr. Levy's employment is terminated for cause or upon resignation for other than good reason, rights to future cash payments accruing after the date of termination are forfeited. If either Mr. Fels' or Mr. Levy's employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future cash payments. If either Mr. Fels' or Mr. Levy's termination is due to his death or disability, he or his estate would receive a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award, in each case based upon the number of months actually employed during the performance period. Upon the occurrence of a change in control (as defined), each of Mr. Fels and Mr. Levy would receive a prorated annual cash award for the fiscal year in which the change in control occurs. In addition, a cash payment not to exceed $900,000 equal to one and one-quarter percent of the excess of actual gross profit (as defined) from January 1, 2008 through the change in control date over the established target gross profit of $390,000,000 would be deposited in a custodial account on the date of the change in control and would constitute and be disbursed as part of the Retention Amount (as described above). Future cash awards would be cancelled.

Restricted Stock Unit Agreements

On April 15, 2005, Avatar conditionally entered into restricted stock unit agreements with each of Messrs. Fels and Levy, pursuant to which each has been awarded an opportunity to receive 75,000 performance-conditioned restricted stock units representing 75,000 shares of Avatar Common Stock.

Each of the restricted stock awards to Messrs. Fels and Levy is conditioned upon
(i) the closing price of Avatar Common Stock being at least a specified hurdle price per share for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date, and (ii) the continued employment of Mr. Fels or Mr. Levy, as the case may be, at the time the foregoing condition is satisfied.

If Mr. Fels' or Mr. Levy's employment is terminated due to his disability or death after a hurdle price condition is met, Mr. Fels or Mr. Levy will receive the greater of a pro rata portion of the units based on the number of whole months which have elapsed from January 1, 2003 to the date of Mr. Fels' or Mr. Levy's disability or death or half of the units. If Mr. Fels' or Mr. Levy's employment is terminated other than for cause or upon resignation for good reason, all units that satisfy the performance condition shall vest on the date of such termination or resignation and such units that satisfy the hurdle price condition on or prior to December 31, 2010, shall vest on the date such condition is satisfied. If either Mr. Fels or Mr. Levy resigns without good reason or is terminated for cause, all of the executive's units will be forfeited. Otherwise, the units granted to either Mr. Fels or Mr. Levy immediately vest in full upon the vesting date or upon a change in control, in each case so long as the executive is employed by Avatar or any of its subsidiaries as of such date.

The table below sets forth the award date, number of units awarded, hurdle price and vesting date for units awarded to each of Messrs. Fels and Levy on April 15, 2005.

Award Date           # RSUs            Hurdle Price           Vesting Date(1)
----------           ------            ------------           ---------------
4/15/2005            25,000          $         65.00            12/31/2010
4/15/2005            25,000          $         72.50            12/31/2010
4/15/2005            25,000          $         80.00            12/31/2010

(1) Subject to earlier vesting as described above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

10.1 Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement).

10.2       2005 Executive Incentive Compensation Plan.

10.3 Letter Agreement, dated as of May 20, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.4 Amended and Restated Employment Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.5 Amended and Restated Earnings Participation Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.6 Change in Control Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.7 2008-2010 Earnings Participation Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.8 Restricted Stock Unit Agreement (30,000 units @ $65.00), dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.9 Restricted Stock Unit Agreement (30,000 units @ $72.50), dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.10 Restricted Stock Unit Agreement (30,000 units @ $80.00), dated as of April 15, 2005, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.11 Letter Agreement, dated as of May 20, 2005, among Avatar Holdings Inc., Avatar Properties Inc. and Jonathan Fels.

10.12 Amended and Restated Employment Agreement, dated as of April 15, 2005, between Avatar Properties Inc. and Jonathan Fels.

10.13 Amended and Restated Earnings Participation Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Jonathan Fels.

10.14 Change in Control Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Jonathan Fels.

10.15 2008-2010 Earnings Participation Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Jonathan Fels.

10.16 Restricted Stock Unit Agreement (25,000 units @ $65.00), dated as of April 15, 2005, between Avatar Holdings Inc. and Jonathan Fels.

10.17 Restricted Stock Unit Agreement (25,000 units @ $72.50), dated as of April 15, 2005, between Avatar Holdings Inc. and Jonathan Fels.

10.18 Restricted Stock Unit Agreement (25,000 units @ $80.00), dated as of April 15, 2005, between Avatar Holdings Inc. and Jonathan Fels.

10.19 Letter Agreement, dated as of May 20, 2005, among Avatar Holdings Inc., Avatar Properties Inc. and Michael Levy.

10.20 Amended and Restated Employment Agreement, dated as of April 15, 2005, between Avatar Properties Inc. and Michael Levy.

10.21 Amended and Restated Earnings Participation Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Michael Levy.

10.22 Change in Control Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Michael Levy.

10.23 2008-2010 Earnings Participation Award Agreement, dated as of April 15, 2005, between Avatar Holdings Inc. and Michael Levy.

10.24 Restricted Stock Unit Agreement (25,000 units @ $65.00), dated as of April 15, 2005, between Avatar Holdings Inc. and Michael Levy.

10.25 Restricted Stock Unit Agreement (25,000 units @ $72.50), dated as of April 15, 2005, between Avatar Holdings Inc. and Michael Levy.

10.26 Restricted Stock Unit Agreement (25,000 units @ $80.00), dated as of April 15, 2005, between Avatar Holdings Inc. and Michael Levy.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Avatar Holdings Inc.
                                      -----------------------------------------
                                                     (Registrant)


                                               /s/ Juanita I. Kerrigan
                                      -----------------------------------------
                                      Name: Juanita I. Kerrigan
                                      Title: Vice President and Secretary

Date: May 31, 2005